EXHIBIT 10.2

BENTLEY COMMUNICATIONS CORP.
9800 S. Sepulveda Blvd, Suite 625
Los Angeles, California  90045
VOX:  310-342-0760      FAX:  310-342-0604


Agreement in Principal
(Bentley Communications Corp. and GenWorld Company, LTD)
August 04, 2000

GenWorld Company LTD.
Head Office:  Cheng - The Road, Section 2, No. 81,
5/F, Suite 4, Taipei, Taiwan

Hong Kong Office:  15/F, Dundas Square, No. 4311 Dundas Street
Mongkok, Kowtoon, Hong Kong
Tel:     886-2-25557733
Fax:     886-2-25595603

Bentley Communications Corp.
9800 S. Sepulveda Blvd., Suite 625
Los Angeles, CA 90045
Tel:     (310) 342-0760
Fax:     (310) 342-0704

This document shall serve as the "Agreement in Principal" subject to the Formal Final Agreement upon closing date. Bentley Communications Corp. hereafter referred to "Party A" and C.C. Liu, DBA Genworld Company Limited hereafter referred to as "Party B". Both parties essentially agreed to the following terms.

Party B will convey upon Closing

Property:

Merchandise: Polo-shirt (Hanger Fashion Style) 36,500 dozen (48X20') containers

             Value Est:  $2,000,000.00 USD

Offices: a.  Cheng-The Rd (Taipei), 142 Sq. M

             Value Est: $600,000.00 USD

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         b.  Ming-Chan W. Rd (Taipei), 500 Sq. M.

             Value Est: $1,400,000.00 USD

         c.  Tain-Chen St. (Taipei), 280 Sq. M.

             Value Est:  $700,000.00 USD

         d.  China (Ninbo City), 150 Sq. M.

             Value Est: $100,000.00 USD

         e.  Genworld China Factory (Ninbo)

             Value Est: $400,000.00 USD
             (China Government to be repurchased)

Shareholdings:

         20%  Dragon Apparel Co. (Tommy Hilfiger excl.)

              Net Value Est: $1,500,000.00 USD (subject to Conf.)

         20%  Swiss Army (Victorinox)

              Net Value Est: $10,000.00 USD (subject to Conf.)

         100% GenWorld

              Net Value Est: $740,000.00 USD (subject to Conf.)

Loan Status:

         Cheng-The Rd    $  400,000.00 USD (Hua Nan Commercial Bank)
         Tien-Chen St.   $  470,000.00 USD (Union Bank of Taiwan)
         Genworld.       $  500,000.00 USD (C.C. Liu)
         Ming-Chan rd.   $1,000,000.00 USD (Hua Nan Commercial Bank)

                            Total: $2,370,000.00 USD

Party A will deliver $250,000.00 USD upon Closing (minus any mutually approved costs and expenses, ie. Containers)

Party A will issue $2,000,000.00 USD NOTE in favor of C.C. Liu

Party A will issue 2,500,000 common 144 shares to C.C. Liu or his assigns (exchange)

Party A to assume $2,370,000.00 bank loan

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Responsibilities Prior to Closing:

Party A must trade on the OTC BB and provide C.C. Liu a 2 years employment contract.

Party B must provide all relevant papers/documents including Appraisal documents and Auditied Financials for Dragon, Victorinox and Genworld prior to the Closing.

Both parties agree that time is of the essence. Closing is to take place on or before September 30, 2000. This agreement can only be modified by mutual agreement and in writing.

Signed and agreed on August 04, 2000.

For GenWorld, Dragon and Victorinox Cos.

/s/ C.C. Liu
------------------------------
C.C. Liu / Managing Director

      Witness /s/ Victor Nguyen

Bentley Communications Corp.

/s/ Gordon Lee
------------------------------
Gordon F. Lee / Chairman & CEO

       Witness /s/ Jeff Lee